Exhibit 99.1

Media Contact:
Sean Reid
Cognos, 613-738-1440
Sean.reid@cognos.com

Investor Relations:
John Lawlor
613-738-3503
john.lawlor@cognos.com

Cognos® Expects Second Quarter Earnings To Exceed Company Outlook;
Implements Plan To Further Improve Margins

Ottawa, Ontario and Burlington, Massachusetts, September 7, 2006 — Cognos (Nasdaq: COGN; TSX: CSN) today reported that second quarter fiscal year 2007 earnings estimates are expected to exceed the company’s business outlook announced on July 21, and announced its plan to accelerate the improvement of its operating margin.

“The plan we are announcing today will allow us to continue investing in our growth opportunity, while improving efficiency and accelerating our operating margin improvement,” said Rob Ashe, Cognos president and chief executive officer. “We remain focused on executing on our strategy for market leadership and investment in customer success as we move forward.”

The company’s operating margin improvement plan includes:

•	A workforce realignment to enhance organizational agility and remove management layers, including a reduction of approximately 210 personnel or 6 percent of the company’s global staff, focused primarily on management and non-revenue-generating positions

•	Continued investment in customer-facing operations, including sales and professional services. The company ended the second quarter with 366 sales representatives and plans to hire an additional 20 to 25 sales representatives by the end of the fiscal year

•	Expected cost savings of approximately $28 million on an annualized basis and $13 million in the remaining half of fiscal year 2007

•	A separate total pre-tax charge of approximately $27 million to be recorded in the third quarter

Based on preliminary financial data, the company expects revenue for the second quarter to be around $228 million. License revenue is expected to be in the range of $77 million to $78 million. Diluted earnings per share are expected to exceed the company’s July 21 business outlook.

“We are very confident in the strength of our market opportunity, our company and our solutions,” said Rob Ashe, Cognos president and chief executive officer. “We had a good quarter, and, while a workforce reduction is difficult, we are determined to drive higher operating margin performance going forward.”

Since it is anticipated that this realignment will have an impact on employment globally, Cognos will be complying with applicable local legal requirements, which may include consultation with employee representative bodies.

Cognos management will host a Webcast and conference call to further discuss the company’s operating margin improvement plan and preliminary second quarter fiscal year 2007 financial results at 9:00 a.m. Eastern Time, today, September 7, 2006.

Listeners can access the conference call at 800-814-4853 for North America and 416-644-3422 outside North America, or via Webcast at http://www.cognos.com/company/investor/events/0907.

An archive of the Webcast can be accessed at http://www.cognos.com/company/investor/events/0907 following the conference call. A replay of the conference call will be available from September 7, 2006 at 11:00 a.m. Eastern Time until September 20, 2006 at 11:59 p.m. Eastern Time. The replay can be accessed at 416-640-1917. The passcode for the replay is 21202343#.

Safe Harbor for Forward Looking Statements:

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Such forward-looking statements relate to, among other things, the company’s expectations with respect to total revenue, license revenue and earnings per share for the second quarter of fiscal year 2007; workforce realignment and reductions in personnel; continued investments, including in customer-facing operations and the hiring of additional sales representatives; expected cost savings; expected value of a special charge; improvements in operating margin; efficiency improvements; compliance with local legal requirements and other matters.

These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: Cognos’ ability to collect, validate, correlate and provide accurate financial information within an accelerated and limited time period, Cognos’ transition to Cognos 8 and customer acceptance and implementation of Cognos 8; a continuing increase in the number of larger customer transactions and the related lengthening of sales cycles and challenges in executing on these sales opportunities; the company’s ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel (including sales personnel) and its ability to manage changes and transitions in management/other key personnel; the incursion of enterprise resource planning and other major software companies into the BI market; continued BI and software market consolidation and other competitive changes in the BI and software market; currency fluctuations; the impact of the implementation of SFAS No. 123R; Cognos’ ability to develop, introduce and implement new products as well as enhancements or improvements for existing products that respond to customer/product requirements and rapid technological change; the impact of global economic conditions on the company’s business; the company’s ability to maintain or accurately forecast revenue or to anticipate and accurately forecast a decline in revenue from any of its products or services; Cognos’ ability to compete in an intensely competitive market; new product introductions and enhancements by competitors; the company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the company’s quarterly and annual operating results; fluctuations in the company’s tax exposure; the impact of natural disasters on the overall economic condition of North America; unauthorized use or misappropriation of the Cognos’ intellectual property; claims by third parties that the company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws, regulations, rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; the company’s ability to identify, pursue, and complete acquisitions with desired business results; the existence of regulatory barriers to integration; the impact of the implementation of changes in the application of accounting pronouncements and interpretations; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions — How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.